Exhibit 99.1

News Release

Hilb Rogal & Hobbs Company	Investor Contact:	Carolyn Jones
4951 Lake Brook Drive, Suite 500	Phone:	(804) 747-3108
Glen Allen, Virginia 23060	Fax:	(804) 747-6046

FOR IMMEDIATE RELEASE

February 25, 2008

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR

2007 FOURTH QUARTER AND YEAR

RICHMOND, VA — Hilb Rogal & Hobbs Company (NYSE:HRH), one of the world’s largest insurance and risk management intermediaries, today reported financial results for the fourth quarter and year ended December 31, 2007.

For the 2007 fourth quarter, total revenues were $205.9 million, compared with $175.5 million in the 2006 fourth quarter, an increase of 17.3%. Commissions and fees rose 15.5% to $201.4 million for the quarter, compared with $174.4 million for the same period in 2006. The 2007 fourth quarter revenue growth reflected acquisitions, new business and amounts recorded under supplemental commission agreements with certain underwriters, offset by the effects of continued sharp declines in property and casualty premium rates.

Organic growth on core commissions and fees was (0.1)% for the 2007 fourth quarter. Organic growth for each of the company’s reportable segments is included in a separate table in this release. Organic growth is defined as the change in commissions and fees before the effect of acquisitions and divestitures which closed less than one year ago.

Net income for the fourth quarter decreased 48.3% to $11.1 million, or $0.30 per share, compared with $21.4 million, or $0.59 per share, for the same 2006 period. Operating net income decreased 43.6% to $13.0 million, or $0.35 per share, compared with $23.0 million, or $0.63 per share, for the 2006 fourth quarter. The operating margin for the 2007 fourth quarter decreased to 20.2% from 26.6% for the 2006 fourth quarter.

For the quarter, the difficult property and casualty rate environment was the biggest influence on results. In addition, the operating earnings comparison for the quarter was adversely affected by three factors: the dilutive impact of one 2007 acquisition ($0.11 per share); a 2006 fourth quarter insurance recovery of $5.0 million ($0.08 per share) for previously expensed legal fees and a higher effective tax rate ($0.06 per share).

Martin L. (Mell) Vaughan, III, chairman and chief executive officer, said, “Lower prices for property and casualty insurance were beneficial to our clients, but the effects of the soft market, together with one underperforming acquisition and the higher than expected tax rate, affected our financial results for the quarter and year. Aside from those major influences, we met or exceeded our main operating performance objectives for those periods, including that of helping all of our clients find the best possible alternatives for their risks.”

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR

2007 FOURTH QUARTER AND YEAR – Continued

For the year ended December 31, 2007, total revenues rose 12.5% to $799.7 million from $710.8 million a year ago. Commissions and fees increased 12.1% to $780.0 million from $696.0 million last year, affected primarily by the same drivers that influenced the fourth quarter. Net income was $78.1 million, or $2.11 per share, compared with $87.0 million, or $2.39 per share, for 2006, a decrease of 10.2%. Operating net income for the period was $75.3 million, or $2.03 per share, compared with $86.7 million, or $2.38 per share, a year ago, a decrease of 13.2%. For the year, the operating margin was 22.8% for 2007 compared with 25.5% for 2006 and the organic growth was (0.3)% for the total year.

The total year’s performance was impacted by the same factors that drove the fourth quarter decline, including the difficult property and casualty rate environment, the dilutive impact of acquisitions, the 2006 legal recovery, and a higher effective tax rate. In addition to these items there was a third quarter $6.4 million charge ($0.10 per share) related to an error and omissions claim for an act that occurred in 2001.

Vaughan continued, “Among our notable achievements in 2007 was the completion of ten acquisitions with aggregate annualized revenues in excess of $150 million. In terms of size, talent and strategic fit, HRH’s acquisition class of 2007 is our best ever. The acquisition of Banc of America Corporate Insurance Agency, LLC, nearly two-thirds of whose revenues are derived from employee benefits, greatly strengthened our sales and leadership capabilities. The one underperforming acquisition, London-based Glencairn, which closed in January 2007, was affected by the premium rate declines and a shortfall on new business volume. In late 2007, we took appropriate cost actions to improve its earnings performance and relocated all of our London-based operations in one building under one strong leader. At this point, we believe Glencairn is on track to becoming the positive contributor that we had originally envisioned, and well positioned to achieve accretive results. Although highly dilutive in its first year, Glencairn strategically broadens and enhances our ability to serve our clients.”

F. Michael Crowley, president, added, “In our domestic retail business segment, we had a record year in writing new business, which generated 1.5% and flat organic growth in the fourth quarter and total year, respectively, despite the extremely soft rate environment. This implies that once again we have improved our market share. We expect 2008 to reflect continued and increasing market share gains from our domestic retail segment, where over 25% of the revenues now come from employee benefits.”

About HRH

Hilb Rogal & Hobbs Company (HRH) is the eighth largest insurance and risk management intermediary in the United States, with over 140 offices throughout the United States and the world. HRH helps clients manage their risks in property and casualty, employee benefits, professional liability and other areas of specialized exposure. In addition, HRH offers a full range of personal and corporate financial products and services. HRH is focused on understanding our clients’ businesses, employees and risks, as well as the insurance and financial markets, so that we can develop insurance, risk management and employee benefits solutions that best fit their needs. The company’s common stock is traded on the New York Stock Exchange, symbol HRH. More information about HRH, including instructions for the quarterly conference call, may be found at www.hrh.com.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY REPORTS RESULTS FOR

2007 FOURTH QUARTER AND YEAR – Continued

Forward-Looking Statements

Forward-looking statements made during the course of our conference calls, in filings by the company with the Securities and Exchange Commission, in the company’s press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized company executive officer, may include the words or phrases “would be,” “will allow,” “expects to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions and are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

While forward-looking statements are provided to assist in the understanding of the company’s anticipated future financial performance, the company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the company’s control. Although the company believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Actual results may differ materially from those contained in or implied by such forward-looking statements for a variety of reasons. Risk factors and uncertainties that might cause such a difference include, but are not limited to, the following: the company’s commission revenues are based on premiums set by insurers and any decreases in these premium rates could result in revenue decreases for the company; the level of contingent commissions is difficult to predict and any material decrease in the company’s collection of them is likely to have an adverse impact on operating results; the company’s growth has been enhanced through acquisitions, but the company may not be able to successfully identify and attract suitable acquisition candidates and complete acquisitions; the company’s failure to integrate an acquired insurance agency efficiently may have an adverse effect on the company; the general level of economic activity can have a substantial impact on revenues that is difficult to predict; a strong economic period may not necessarily result in higher revenues; the company’s success in the future depends, in part, on the company’s ability to attract and retain quality producers; the company has international operations, particularly in the United Kingdom, which expose the company to various legal, economic and market risks including foreign currency exchange rate fluctuations; the company may be subject to increasing costs arising from errors and omissions claims against the company; the company is subject to governmental regulation which may impact operating results and/or growth; the business practices and broker compensation arrangements of the company are subject to uncertainty due to investigations by governmental authorities and related private litigation; the company is subject to a number of investigations and legal proceedings, which if determined unfavorably for the company, may adversely affect the company’s results of operations; a decline in the company’s ability to obtain new financing and/or refinance current borrowings may adversely affect the company; if the company is unable to respond in a timely and cost-effective manner to rapid technological change in the insurance intermediary industry, there may be a resulting adverse effect on business and operating results; quarterly and annual variations in the company’s commissions and fees that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected impacts on the company’s results of operations; and the company’s operating results could be adversely affected if the value of intangible assets is not fully realized.

The company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements. For more details on factors that could affect expectations, see the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and other reports from time to time filed with or furnished to the Securities and Exchange Commission.

(CONTINUED)

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

COMPARATIVE FINANCIAL ANALYSIS

(In thousands, except per share data)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
REVENUES
Core commissions and fees	$198,731	$173,261	$731,572	$651,885
Contingent commissions	2,654	1,116	48,378	44,156
Investment income	3,748	2,811	14,213	10,506
Other	738	(1,716)	5,501	4,298

	205,871	175,472	799,664	710,845
OPERATING EXPENSES
Compensation and employee benefits	121,237	102,433	455,070	397,323
Other operating expenses	40,952	26,281	152,705	123,304
Depreciation	2,380	2,051	8,827	8,268
Amortization of intangibles	10,785	6,140	33,037	21,516
Interest expense	6,793	4,188	23,554	18,368
Integration costs[1]	1,134	—	1,134	(243)
Loss on extinguishment of debt[2]	—	—	72	897
Regulatory charge and related costs[3]	—	—	(5,725)	—

	183,281	141,093	668,674	569,433

INCOME BEFORE INCOME TAXES	22,590	34,379	130,990	141,412
Income taxes	11,525	12,969	52,865	54,381

NET INCOME	$11,065	$21,410	$78,125	$87,031

Net Income Per Share:
Basic	$0.30	$0.59	$2.14	$2.42

Assuming Dilution	$0.30	$0.59	$2.11	$2.39

Dividends Per Share	$0.130	$0.120	$0.510	$0.475

Weighted Average Shares Outstanding:
Basic	36,754	36,033	36,585	35,895

Assuming Dilution	37,200	36,485	37,060	36,369

[1]

In 2007, integration costs represent one-time costs including lease termination and severance costs for the integration of Glencairn Group Limited. In 2006, integration costs represent an accrual reduction for previously recognized one-time lease termination costs relating to the Hobbs Group, LLC integration.

[2]

In 2007, the company recorded a one-time loss of $72,000 on the extinguishment of outstanding term loans under its Credit Agreement, which included various financing and professional costs previously deferred. In 2006, the company recorded a one-time loss of $897,000 on the extinguishment of its Amended and Restated Credit Agreement, which included various financing and professional costs previously deferred and certain lending fees associated with obtaining the company’s new credit facility.

[3]

Regulatory charge and related costs represent a reduction of the previously recorded regulatory charge. This reduction was due to new factors concerning the related legal and administrative costs, and estimated costs for related pending regulatory matters.

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands)

	DECEMBER 31, 2007	DECEMBER 31, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$294,407	$254,811
Receivables (net)	366,215	307,692
Prepaid expenses and other current assets	42,200	33,869

TOTAL CURRENT ASSETS	702,822	596,372

PROPERTY & EQUIPMENT (NET)	26,023	22,178

INTANGIBLE ASSETS (NET)	1,052,278	785,654

OTHER ASSETS	36,303	33,943

	$1,817,426	$1,438,147

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$453,850	$385,556
Accounts payable	32,380	22,572
Accrued expenses	54,290	70,703
Premium deposits and credits due customers	69,284	38,760
Current portion of long-term debt	14,705	9,060

TOTAL CURRENT LIABILITIES	624,509	526,651

LONG-TERM DEBT	412,432	231,957

DEFERRED INCOME TAXES	50,524	32,231

OTHER LONG-TERM LIABILITIES	46,758	43,939

SHAREHOLDERS’ EQUITY
Common Stock (outstanding 36,749 and 36,312 shares, respectively)	271,263	250,359
Retained earnings	409,443	350,084
Accumulated other comprehensive income	2,497	2,926

	683,203	603,369

	$1,817,426	$1,438,147

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

This news release contains references to financial measures that exclude certain charges and non-recurring items. The company believes that these adjusted financial measures provide additional measures of performance that investors can use in evaluating the company’s performance. The schedule below provides a reconciliation of these financial measures to those prepared in accordance with United States generally accepted accounting principles (GAAP).

	NET INCOME THREE MONTHS ENDED DECEMBER 31,		NET INCOME PER SHARE ASSUMING DILUTION THREE MONTHS ENDED DECEMBER 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$11,065	$21,410	$0.30	$0.59
Excluding:
Non-operating losses, net of tax	1,122	1,618	0.03	0.04
Integration costs, net of tax	794	—	0.02	—

OPERATING NET INCOME	12,981	23,028	0.35	0.63
Plus: Amortization of intangibles, before tax	10,785	6,140	0.29	0.17

OPERATING NET INCOME PLUS AMORTIZATION OF INTANGIBLES	$23,766	$29,168	$0.64	$0.80

	OPERATING PROFIT THREE MONTHS ENDED DECEMBER 31,		OPERATING REVENUE THREE MONTHS ENDED DECEMBER 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$11,065	$21,410	$205,871	$175,472
Excluding:
Non-operating losses	443	2,654	443	2,654
Amortization of intangibles	10,785	6,140	—	—
Interest expense	6,793	4,188	—	—
Integration costs	1,134	—	—	—
Income taxes	11,525	12,969	—	—

OPERATING PROFIT / REVENUE	$41,745	$47,361	$206,314	$178,126

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands, except per share data)

	NET INCOME YEAR ENDED DECEMBER 31,		NET INCOME PER SHARE ASSUMING DILUTION YEAR ENDED DECEMBER 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME	$78,125	$87,031	$2.11	$2.39
Excluding:
Non-operating gains and asset write-off, net of tax[1]	549	(702)	0.01	(0.02)
Regulatory charge and related costs, net of tax	(4,253)	—	(0.11)	—
Integration costs, net of tax	794	(148)	0.02	(0.01)
Loss on extinguishment of debt, net of tax	44	547	—	0.02

OPERATING NET INCOME	75,259	86,728	2.03	2.38
Plus: Amortization of intangibles, before tax	33,037	21,516	0.89	0.60

OPERATING NET INCOME PLUS AMORTIZATION OF INTANGIBLES	$108,296	$108,244	$2.92	$2.98

	OPERATING PROFIT YEAR ENDED DECEMBER 31,		OPERATING REVENUE YEAR ENDED DECEMBER 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
GAAP NET INCOME / REVENUE	$78,125	$87,031	$799,664	$710,845
Excluding:
Non-operating gains and asset write-off	(982)	(792)	(2,032)	(1,087)
Amortization of intangibles	33,037	21,516	—	—
Interest expense	23,554	18,368	—	—
Regulatory charge and related costs	(5,725)	—	—	—
Integration costs	1,134	(243)	—	—
Loss on extinguishment of debt	72	897	—	—
Income taxes	52,865	54,381	—	—

OPERATING PROFIT / REVENUE	$182,080	$181,158	$797,632	$709,758

[1]	In 2007, the Company recorded $1.5 million of income tax expense on non-operating gains and an asset write-off of $1.0 million due to permanent tax differences on certain of the corresponding assets.

HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

GAAP MEASURES RECONCILIATION

(In thousands)

	GAAP REVENUE THREE MONTHS ENDED DECEMBER 31,		TOTAL CHANGE	TOTAL GROWTH	NET ADJUSTMENTS (ACQUISITIONS)	ORGANIC GROWTH
(Unaudited)	2007	2006	($)	(%)	/ DIVESTITURES	(%)
Core Commissions & Fees:
Domestic Retail	$172,320	$152,421	$19,899	13.1%	$(17,602)	1.5%
Excess & Surplus	8,225	8,325	(100)	(1.2)	(884)	(11.8)
International	13,735	6,078	7,657	126.0	(7,754)	(1.6)
Other	4,451	6,437	(1,986)	(30.9)	633	(21.0)

Total	$198,731	$173,261	$25,470	14.7%	$(25,607)	(0.1)%

	GAAP REVENUE YEAR ENDED DECEMBER 31,		TOTAL CHANGE	TOTAL GROWTH	NET ADJUSTMENTS (ACQUISITIONS)	ORGANIC GROWTH
(Unaudited)	2007	2006	($)	(%)	/ DIVESTITURES	(%)
Core Commissions & Fees:
Domestic Retail	$619,419	$573,193	$46,226	8.1%	$(46,031)	0.0%
Excess & Surplus	36,508	34,454	2,054	6.0	(3,652)	(4.6)
International	54,813	16,874	37,939	224.8	(36,774)	6.9
Other	20,832	27,364	(6,532)	(23.9)	4,743	(6.5)

Total	$731,572	$651,885	$79,687	12.2%	$(81,714)	(0.3)%

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